Exhibit 99.2

SUMTOTAL SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of SumTotal Systems, Inc. (“SumTotal”) and Pathlore Software Corporation (“Pathlore”) after giving effect to the acquisition of Pathlore (“Acquisition”) on October 3, 2005, using the purchase method of accounting and after giving effect to borrowings under our $17.5 million term loan agreement (“Credit Facility”), and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The Acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 3(A) to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible liabilities and intangible assets of Pathlore acquired in connection with the acquisition, based on their estimated fair values, and the excess is allocated to goodwill. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and analyses.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of SumTotal that would have been reported had the Acquisition and borrowings under the Credit Facility been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of SumTotal. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that it may achieve with respect to the combined companies. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, SumTotal’s historical consolidated financial statements included in its Annual Report on Form 10-K for its year ended December 31, 2004 and in its Form 10-Q for its quarter ended September 30, 2005, and Pathlore’s historical consolidated financial statements for the years ended September 30, 2005, 2004 and 2003, which are included as Exhibits 99.1, to this Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

BALANCE SHEET

As of September 30, 2005

(in thousands)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	SumTotal	Pathlore
Assets
Current assets:
Cash and cash equivalents	$29,554	$2,957	$(29,175)	3A	$19,221
			(82)	3A
			17,500	2
			(1,533)	3E
Restricted cash	82	—	—		82
Short term investments	3,610	—	—		3,610
Accounts receivable, net	13,872	7,456	—		21,328
Prepaid expenses and other current assets	3,989	486	(1,723)	3A	2,977
			(66)	3C
			291	3F

Total current assets	51,107	10,899	(14,788)		47,218

Property and equipment, net	3,391	633	(203)	3D	3,821
Goodwill	27,659	2,259	34,069	3B	61,728
			(2,259)	3C
Intangible assets, net	6,650	1,429	20,670	3B	27,320
			(1,429)	3C
Other assets	1,133	315			1,448

Total assets	$89,940	$15,535	$36,060		$141,535

Liabilities and Stockholders' Equity
Current liabilities:
Short term debt	$—	$—	$3,281	2	$3,281
Accounts payable	2,161	1,008	—		3,169
Accrued compensation and benefits	3,445	—	—		3,445
Accrued liabilities	3,434	1,794	332	3A	5,909
			58	3C
			291	3F
Restructuring	104	—	5,780	3C	5,884
Deferred revenue	15,893	12,253	(7,983)	3C	20,163
Current portion of long-term liabilities and notes	—	1,977	(1,533)	3E	444

Total liabilities Total current liabilities	25,037	17,032	226		42,295

Other accrued liabilities, non-current	154	4,001	(3,552)	3C	603
Deferred revenue, non-current	117	1,145	—		1,262
Long term debt	—		14,219	2	14,219

Total non-current liabilities	271	5,146	10,667		16,084

Total liabilities	25,308	22,178	10,893		58,379

Stockholders' equity:
Preferred stock	—	10,000	(10,000)	3C	—
Common stock	21	262	(262)	3C	25
			4	3A
Treasury stock		(6)	6	3C	—
Additional paid-in capital	323,799	1,278	(1,278)	3C	342,302
			18,236	3A
			267	3A
Deferred stock-based compensation	(1,394)		17	3A	(1,377)
Accumulated other comprehensive income	253	(166)	166	3C	253
Accumulated deficit	(258,047)	(18,011)	18,011	3C	(258,047)

Total stockholders' equity	64,632	(6,643)	25,167		83,156

Total liabilities and stockholders' equity	$89,940	$15,535	$36,060		$141,535

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

For the nine months ended September 30, 2005

(in thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	SumTotal	Pathlore
Revenue:
License	$17,286	$6,128	$—		$23,414
Services and maintenance	33,750	15,421	—		49,171

Total revenue	51,036	21,549	—		72,585

Cost of revenue:
License	1,072	494	(47)	3D	1,519
Services and maintenance	15,368	4,929	—		20,297
Amortization of intangible assets	2,841	528	5,549	3B	8,390
			(528)	3G

Total cost of revenue	19,281	5,951	4,974		30,206

Gross margin	31,755	15,598	(4,974)		42,379

Operating expenses:
Research and development	8,897	3,736	—		12,633
Sales and marketing	17,800	5,745	—		23,545
General and administrative	10,899	4,980	(95)	3D	15,784

Total operating expenses	37,596	14,461	(95)		51,962

Total operating loss	(5,841)	1,137	(4,879)		(9,583)
Interest expense, net	(5)	(155)	(725)	3E	(885)
Interest income, net	582	65	—		647
Other expense, net	(493)	—	(103)	3F	(596)

Income (loss) before provision for income taxes	(5,757)	1,047	(5,707)		(10,417)
Provision for income taxes	90	10	—		100

Net income (loss)	$(5,847)	$1,037	$(5,707)		$(10,517)

Net income (loss) per share, basic and diluted:	$(0.28)	$0.03			$(0.42)

Weighted average common shares outstanding, basic and diluted	20,973	34,733		3H	24,973

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

For the year ended December 31, 2004

(in thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	SumTotal	Pathlore
Revenue:
License	$22,376	$6,525	$—		$28,901
Services and maintenance	32,828	17,360	—		50,188

Total revenue	55,204	23,885	—		79,089

Cost of revenue:
License	1,616	626	(53)	3D	2,189
Services and maintenance	17,269	4,850	—		22,119
Amortization of intangible assets	4,794	282	7,205	3B	11,999
			(282)	3G

Total cost of revenue	23,679	5,758	6,870		36,307

Gross margin	31,525	18,127	(6,870)		42,782

Operating expenses:
Research and development	11,558	4,737	—		16,295
Sales and marketing	22,489	8,287	—		30,776
General and administrative	10,775	4,914	(107)	3D	15,582
Restructuring cost	1,137	—	—		1,137
In-process research and development	1,326	—	—		1,326

Total operating expenses	47,285	17,938	(107)		65,116

Total operating loss	(15,760)	189	(6,763)		(22,334)

Interest expense	(121)	(296)	(594)	3E	(1,011)
Interest income, net	331	61	—		392
Other expense, net	(247)	—	(138)	3F	(385)
Equity in losses of affiliate	(169)	—	—		(169)

Income (loss) before provision for income taxes	(15,966)	(46)	(7,495)		(23,507)
Provision for income taxes	66	27	—		93

Net loss	$(16,032)	$(73)	$(7,495)		$(23,600)

Net loss per share, basic and diluted:	$(0.87)	$(0.00)	$—		$(1.06)

Weighted average common shares outstanding, basic and diluted	18,367	34,924	—	3H	22,367

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

SUMTOTAL SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2005 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004 are based on the historical financial statements of SumTotal and Pathlore after giving effect to the Acquisition, borrowings under our $17.5 million Credit Facility and the assumptions and adjustments described in the notes herein. Pathlore’s fiscal year ends on September 30, and its historical results have been aligned to conform to our December 31 fiscal year end, (i) for the nine months ended September 30, 2005 by deducting the results for the quarter ended December 31, 2004 from the results for the year ended September 30, 2005 and (ii) for the year ended December 31, 2004 by adding the results for the quarter ended December 31, 2004 and deducting the results for the quarter ended December 31, 2003 from the results for the year ended September 31, 2004.

The unaudited pro forma condensed combined balance sheet as of September 30, 2005 is presented as if the Acquisition and borrowings under the Credit Facility occurred on September 30, 2005.

The unaudited pro forma condensed combined statement of operations of SumTotal and Pathlore for the nine months ended September 30, 2005 is presented as if the Acquisition and borrowings under the Credit Facility had taken place on January 1, 2004.

The unaudited pro forma condensed combined statement of operations of SumTotal and Pathlore for the year ended December 31, 2004 is presented as if the Acquisition and borrowings under the Credit Facility had taken place on January 1, 2004.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon a preliminary valuation. The estimated fair values of certain assets have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. These estimates and assumptions are subject to change upon the finalization of the valuation.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of SumTotal that would have been reported had the Acquisition and borrowings under the Credit Facility been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of SumTotal. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, SumTotal’s historical consolidated financial statements included in its Annual Report on Form 10-K for its year ended December 31, 2004 and in its Form 10-Q for its quarter ended September 30, 2005, and Pathlore’s historical consolidated financial statements for the year ended September 30, 2005, which are included as Exhibits 99.1, to this Form 8-K/A.

SUMTOTAL SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

2. BANK CREDIT FACILITY

On October 4, 2005, SumTotal Systems entered into a Credit Facility with Wells Fargo Foothill, Inc, (“Wells Fargo”) principally to fund a portion of the acquisition price, and to provide for its ongoing working capital requirements. Under the terms of the Credit Facility, Wells Fargo loaned SumTotal Systems $17.5 million to complete the acquisition of Pathlore and provided a revolving credit facility to a maximum of $5.0 million (the “Revolver”) to meet the working capital requirements of the business. The amounts outstanding bear interest at Wells Fargo’s Base Rate plus 2%, unless SumTotal elects to be charged at the London Interbank Offered Rate (“LIBOR”) plus 3.5%. The Credit Facility is due in installments of $1,093,750 quarterly commencing January 1, 2006 and is secured by SumTotal’s assets. The Credit Facility and any remaining balance on the Revolver are due and payable on October 5, 2009. The Credit Facility is subject to certain restrictive covenants which include, but are not limited to, maintaining certain earnings before interest, taxes, depreciation and amortization (“EBITDA”) levels, leverage ratios, as well as restrictions on capital expenditures, indebtedness, distributions, investments, and on change of control. In the event that SumTotal cannot achieve the financial results necessary to maintain compliance with these covenants, SumTotal could be declared in default and be required to sell or liquidate its assets to repay outstanding debt of approximately $17.5 million.

3. PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the estimated purchased price, to reflect amounts related to Pathlore’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect change in interest expense related to the Credit Facility, and to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets related to the pro forma adjustments.

(A)	Purchase Price Adjustments

The purchase price adjustments reflect the assumed issuance of 3,999,980 shares of SumTotal’s common stock to Pathlore stockholders. The fair value of SumTotal’s shares assumed to be issued is based on a per share value of $4.56, which is equal to SumTotal’s average last sale price per share as reported on the Nasdaq National Market for the trading-day period beginning two days before and ending two days after August 3, 2005, the date of announcement of the Acquisition.

For the purposes of the pro forma financial information, the following table presents the components of the purchase price consideration.

(In thousands)
Cash consideration for common and preferred stockholders	$29,175
Fair value of common stock assumed to be issued	18,240
Cash consideration for Pathlore stock option holders	82
SumTotal vested stock options to be issued	267
Estimated acquisition related costs	2,055

$49,819

SUMTOTAL SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

Of the estimated acquisition related cost, $1,723,000 million has been paid and is included on the balance sheet in prepaid expenses and other current assets, the remaining $332,000 million is reflected in accrued liabilities.

SumTotal vested stock options to be issued are valued at $267,000 using the Black-Scholes valuation model of which $17,000 represents unearned stock-based compensation.

The estimated acquisition related costs for SumTotal consist primarily of banking, legal and accounting fees and other directly related costs.

(B)	Purchase Price Allocation

The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Pathlore and is for illustrative purposes only. The allocation is preliminary and is based on Pathlore’s assets and liabilities as of September 30, 2005.

		(In thousands)
Net tangible liabilities		$(4,920)
Intangible assets:
Core/developed technology	1,490
Customer installed base/relationship	11,620
Customer backlog	6,580
Non compete covenant	980	20,670

Goodwill		34,069

Total purchase price		$49,819

Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets. The unaudited pro forma condensed combined consolidated statements of operations do not reflect the amortization of goodwill acquired in the proposed merger, consistent with the guidance in the Financial Accounting Standards Board (“FASB”) Statement No. 142, Goodwill and Other Intangible Assets.

Amortization of other intangibles has been provided over the following estimated useful lives: core/developed technology – four years; customer installed base/relationship – six years; customer backlog – four years; and non compete covenant – one and a half years. Pro forma amortization expense is calculated using a declining balance method designed to approximate the value to the on-going business. The following represents the estimated annual amortization of other intangibles for SumTotal:

Fiscal Year	(In Thousands)
Remainder 2005	$1,656
2006	7,205
2007	4,227
2008	3,171
2009	2,308
2010	1,308
2011	795

$20,670

SUMTOTAL SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

The amortization of other intangibles assets of $5.5 million for the nine months ended September 30, 2005 and $7.2 million for the year ended December 31, 2004 reflected in the unaudited pro forma condensed combined consolidated statements of operations consists of core/developed technology, customer installed base/relationship, customer backlog and non compete covenant.

(C)	Pathlore Net Liabilities

(In thousands)
Pathlore net liabilities as of September 30, 2005	$6,643
Adjustments:
Goodwill elimination	2,259
Intangible assets elimination	1,429
Restructuring – employee severance	4,678
Restructuring – facility exit costs	1,102
Property and equipment valuation	203
Miscellaneous items	141
Deferred revenue write-down	(7,983)
Dividend payable elimination	(3,552)

Net tangible liabilities	$4,920

Restructuring - employee severance consists of severance and other benefits resulting from a reduction of 5 service and maintenance employees, 19 sales and marketing employees, 15 research and development employees and 17 general and administration employees. Restructuring - facilities exit costs represent the fair value of the lease liabilities relating to the closure of the facilities in Cupertino and Chicago. The severance costs are not reflected in the unaudited pro forma condensed combined consolidated statements of operations due to their non-recurring nature.

The planning process for the integration of SumTotal and Pathlore operations may result in additional accruals for involuntary employee termination costs and facilities closures in accordance with Emerging Issues Task Force (“EITF”) Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. Such accruals would increase the purchase consideration and allocation of the purchase consideration to goodwill.

The reduction in Pathlore’s reported deferred revenue at September 30, 2005 of $8.0 million reflects the preliminary estimate of the fair value of SumTotal’s legal performance obligation under Pathlore’s software license, maintenance and support contracts, and eliminate historical amounts of Pathlore’s deferred revenue that do not represent a legal performance obligation to SumTotal. The deferred revenue adjustment at closing will have the effect of reducing the amount of revenue the combined company will recognize in periods subsequent to the merger compared to the amount of revenue Pathlore would have recognized in the same period absent the transaction.

SumTotal has not given effect in the pro forma statement of operations to the deferred revenue fair value adjustment on revenue because the effect is non-recurring. This adjustment will be reflected in the post acquisition statements of operations of the combined company.

SUMTOTAL SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(D)	Property and Equipment

The pro forma adjustment represents the difference between the preliminary fair value and the historical amount of Pathlore’s property (in thousands).

(Dollars in thousands)	Historical Amount, Net as of 9/30/05	Preliminary Fair Value as of 9/30/05	Net Decrease	Depreciation for the Year ended 12/31/04	Depreciation for the Nine Months ended 9/30/05	Estimated Average Remaining Useful Life
Leasehold improvement	$35	$16	$(19)	$47	$35	0.3 yrs
Computer equipment and software	559	396	(163)	423	265	1.6 yrs
Furniture	39	18	(21)	2	2	1.2 yrs

Total property	$633	$430	$(203)	472	302

Pathlore historical depreciation				632	444

Net decrease in depreciation				$(160)	$(142)

Net decrease in depreciation by operating expense line item; (in thousands)	Annual Depreciation	Nine Months Depreciation
Cost of revenue	$(53)	$(47)
General and administration	(107)	(95)

Net decrease in depreciation	$(160)	$(142)

Annual and nine-month depreciation amounts have been estimated based extrapolating the net fair values and estimated average remaining useful lives as of September 30, 2005 back to earlier periods.

SUMTOTAL SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(E)	Debt Financing

The pro forma adjustment represents the repayment of Pathlore debt immediately on completion of the transaction and the net impact on interest expenses (in thousands).

	Amount	Estimated Annual Interest rate	Increase (Decrease) in Annual Interest Expense	Increase (Decrease) in Nine Months Interest Expense
SumTotal Term Loan	$17,500	5%-6.7%*	$882	$881
Pathlore Note	(1,533)	8.5%	(288)	(157)

Total increase in indebtedness	$15,967

Total increase in interest expense			$594	$724

*	Based on change in Libor rate

(F)	The pro forma adjustment represents the accrual of the direct cost related to the Credit Facility, which consist primarily of banking, legal, accounting and other related costs. These direct costs will be amortized over the life of the Credit Facility.

The following represents the annual amortization of the loan fees:

Fiscal Year	(In Thousands)
Remainder 2005	$34
2006	138
2007	138
2008	138
2009	103

$551

(G)	The pro forma adjustment represents the elimination of the Pathlore expense for amortization of intangibles, since all intangibles of the combined companies are now accounted for in 3(B) above.

(H)	Unaudited pro forma combined weighted average common shares outstanding, basic and diluted is based on the SumTotal weighted average common shares outstanding plus the 3,999,980 additional shares to be issued in connection with this transaction.